Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David L. Piazza

Vice President, Finance

703-742-5312

dpiazza@quadramed.com

QUADRAMED ANNOUNCES 1st QUARTER 2005 RESULTS

Revenues from Continuing Operations Increase 5% Sequentially to $30.4 million

Loss from Operations Improves to $238 thousand

Benefits of Restructuring Reflected in Quarter

RESTON, VA – (May 10, 2005) – QuadraMed Corporation (Amex: QD) announced today its first quarter 2005 financial results.

Revenues from continuing operations were $30.4 million for the first quarter, representing an increase of 5% over comparable revenues for the fourth quarter of 2004. Compared to revenues in the first quarter of 2004, which included an unusually large amount of hardware revenue for a single customer, revenues declined 12%. Excluding hardware, revenues declined 2% in the current quarter when compared to the same quarter in 2004.

Loss from operations for the current quarter was $(238) thousand, compared to $(7.6) million for the fourth quarter of 2004, and $(1.8) million for the first quarter of 2004. Net loss for the current quarter was $(2.5) million, compared to $(11.3) million for the fourth quarter of 2004, and $(4.5) million for the first quarter of 2004. The improvement in operating results is due in large part to the corporate restructuring efforts that culminated with the January 2005 reduction in force and the February 2005 closure of the Financial Services Division.

QuadraMed’s Report on Form 10-Q for the Quarterly Period ended March 31, 2005 which will be filed on May 10, 2005, and other SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) today, Tuesday, May 10, 2005. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is (800) 310-1961 domestic, and (719) 457-2692 international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. The webcast replays will be available until 12:00 AM Eastern on May 16, 2005 by dialing (719) 457-0820 or (888) 203-1112. The replay passcode is 6641187.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets (unaudited) as of March 31, 2005; and as of December 31, 2004

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for Three months ended March 31, 2005 and 2004

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for Three months ended March 31, 2005 and 2004

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of almost 700 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements. This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except percentages and per share amounts)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$20,379	$22,429
Accounts receivable, net of allowance for doubtful accounts of $3,174 and $3,303, respectively	35,792	25,550
Unbilled and other receivables	5,670	6,603
Notes and other receivables	1,173	832
Prepaid expenses and other current assets	6,779	8,001

Total current assets	69,793	63,415

Restricted cash	3,904	3,889
Property and equipment, net	4,410	5,129
Capitalized software development costs, net	1,173	1,427
Goodwill	25,983	25,983
Other intangible assets, net	11,089	12,451
Other long-term assets	7,091	7,116

Total assets	$123,443	$119,410

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and accrued expenses	$2,709	$4,501
Accrued payroll and related	5,970	7,637
Other accrued liabilities	7,903	8,549
Dividends payable	12,570	13,780
Deferred revenue	54,634	44,040

Total current liabilities	83,786	78,507

Accrued exit cost of facility closing	2,956	2,898
Other long-term liabilities	5,372	5,366

Total liabilities	92,114	86,771

Stockholders equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding	84,610	83,412
Common stock, $0.01 par, 150,000 shares authorized; 40,389 and 40,043 shares issued and outstanding, respectively	404	400
Additional paid-in-capital	301,699	301,231
Deferred compensation	(1,128)	(1,870)
Accumulated other comprehensive loss	(147)	(124)
Accumulated deficit	(354,109)	(350,410)

Total stockholders’ equity	31,329	32,639

Total liabilities and stockholders’ equity	$123,443	$119,410

Exhibit 1 to Press Release dated May 10, 2005

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
Revenue
Services	$3,077	$2,603
Maintenance	13,410	11,618
Installation and other	2,696	3,420

Services and other revenue	19,183	17,641

Licenses	10,352	12,491

Hardware	840	4,514

Total revenue	30,375	34,646

Cost of revenue
Cost of services and other revenue	7,319	7,686

Royalties and other	2,167	2,506
Amortization of acquired technology and capitalized software	1,035	660

Cost of license revenue	3,202	3,166

Cost of hardware revenue	965	2,830

Total cost of revenue	11,486	13,682

Gross margin	18,889	20,964

Operating expense
General and administration	6,110	8,804
Software development	7,717	7,110
Sales and marketing	4,072	5,819
Amortization of intangible assets and depreciation	1,228	1,051

Total operating expenses	19,127	22,784

Loss from operations	(238)	(1,820)

Other income (expense)
Interest expense, includes non-cash charges of $165 and $521 respectively	(169)	(2,298)
Interest income	101	117
Other income (expense), net	(517)	190
Benefit (provision) for income taxes	(11)	175

Other income (expense)	(596)	(1,816)

Net loss from continuing operations	$(834)	$(3,636)
Loss from discontinued operations	(1,686)	(906)

Net loss	$(2,520)	$(4,541)
Preferred stock accretion	(1,175)	—

Net loss attributable to common shareholders	$(3,695)	$(4,541)

Loss per share-basic and diluted
Continuing operations	(0.05)	(0.13)
Discontinued operations	(0.04)	(0.03)

Net income (loss)	$(0.09)	$(0.16)

Weighted average shares outstanding
Basic and diluted	40,219	29,155

Exhibit 2 to Press Release dated May 10, 2005

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities
Net loss attributable to common shareholders	$(3,695)	$(4,541)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,179	2,735
Preferred stock accretion	1,175	—
Exit cost of facility closing and other costs for Financial Services Division	914	—
Provision for bad debts	200	692
Loss on disposal of assets and other	363	(14)

Changes in assets and liabilities:
Accounts receivable	(10,442)	(2,630)
Prepaid expenses and other	1,878	346
Accounts payable and accrued liabilities	(4,954)	1,775
Deferred revenue	10,594	3,406

Cash provided by (used in) operating activities	(788)	1,769

Cash flows from investing activities
Acquisition of Détente	—	(4,074)
Purchases of property and equipment	(303)	(1,162)
Proceeds from (purchases of) securities and other	(82)	106

Cash used in investing activities	(385)	(5,130)

Cash flows from financing activities
Proceeds from issuance of common stock and other	498	1,180
Payment of preferred stock dividends	(1,375)	—

Cash provided by (used in) financing activities	(877)	1,180

Net decrease in cash and cash equivalents	(2,050)	(2,181)
Cash and cash equivalents, beginning of period	22,429	36,944

Cash and cash equivalents, end of period	$20,379	$34,763

Supplemental disclosure of cash flow information
Cash paid for interest	—	1,964
Net cash (refunded) paid for taxes	11	(175)

Exhibit 3 to Press Release dated May 10, 2005